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INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MB Financial, Inc.:

        We consent to the use of our report dated January 26, 2001, except for note 21, which is as of April 20, 2001, with respect to the consolidated financial statements of MidCity Financial Corporation, included in the joint proxy statement-prospectus filed by MB Financial, Inc. on October 9, 2001, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois
January 25, 2002

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INDEPENDENT AUDITORS' CONSENT